UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road Sunnyvale, California 94086 (Address of principal executive offices) (zip code) Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.

Approval of the Amendment and Restatement of the 2000 Employee Stock Purchase Plan
The Board of Directors of Intuitive Surgical, Inc. (the “Company”) previously adopted, subject to stockholder approval, an increase in the number of shares of common stock reserved for issuance under the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”) from 2,030,105 to 2,530,105 (the “ESPP Pool Increase”). At the Company’s Annual Meeting of Stockholders held on April 20, 2017 (the “Annual Meeting”), the Company’s stockholders approved the amendment and restatement of the ESPP including the ESPP Pool Increase. The foregoing description of the ESPP, as amended and restated, is qualified in its entirety by reference to the text of the amended and restated ESPP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Approval of the Amendment and Restatement of the 2010 Incentive Award Plan
The Board of Directors of the Company previously adopted, subject to stockholder approval, an increase in the number of shares of common stock reserved for issuance pursuant to awards granted under the Company’s 2010 Incentive Award Plan (the “2010 Plan”) from 7,050,000 to 8,150,000 (the “Award Pool Increase”). At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the 2010 Plan including the Award Pool Increase. The foregoing description of the 2010 Plan, as amended and restated, is qualified in its entirety by reference to the text of the amended and restated 2010 Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders of the Company voted on the following six proposals, each of which is described in detail in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 3, 2017:

Proposal No. 1: To elect nine members to the Board of Directors to serve a one-year term expiring at the 2018 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-votes
Craig H. Barratt, Ph.D.	30,688,030	105,961	35,128	2,831,688
Michael A. Friedman, M.D.	30,642,095	151,820	35,204	2,831,688
Gary S. Guthart, Ph.D.	30,761,382	33,333	34,404	2,831,688
Amal M. Johnson	30,527,556	266,767	34,796	2,831,688
Keith R. Leonard, Jr.	30,653,223	140,297	35,599	2,831,688
Alan J. Levy, Ph.D.	30,225,998	592,503	10,618	2,831,688
Jami Dover Nachtsheim	30,690,851	127,636	10,632	2,831,688
Mark J. Rubash	30,648,214	145,410	35,495	2,831,688
Lonnie M. Smith	30,491,816	301,199	36,104	2,831,688

Each of the nominees nominated in Proposal No. 1 was elected.

Proposal No. 2: To consider and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-votes
29,578,088	1,223,416	27,615	2,831,688

Proposal No. 2 was approved on an advisory basis.

Proposal No. 3: To vote, on an advisory basis, on the frequency of the advisory vote on the compensation of the Company’s Named Executive Officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-votes
28,343,455	73,203	2,396,952	15,509	2,831,688

The annual frequency was approved on an advisory basis. In light of this vote, the Company will include an advisory, non-binding vote on executive compensation in its proxy materials pursuant to Section 14A of the Securities Exchange Act of 1934 on an annual basis until the next advisory vote on the frequency of advisory votes on executive compensation, which will occur no later than the Company’s 2023 Annual Meeting of Shareholders.

Proposal No. 4: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain
33,602,781	38,894	19,132

Proposal No. 4 was approved.

Proposal No. 5: To approve the amendment and restatement of the ESPP:

For	Against	Abstain	Broker Non-votes
30,739,071	68,925	21,123	2,831,688

Proposal No. 5 was approved.

Proposal No. 6: To approve the amendment and restatement of the 2010 Plan:

For	Against	Abstain	Broker Non-votes
21,499,042	9,176,176	153,901	2,831,688

Proposal No. 6 was approved.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Intuitive Surgical, Inc. 2000 Employee Stock Purchase Plan, as amended and restated.
10.2	Intuitive Surgical, Inc. 2010 Incentive Award Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: April 25, 2017	By:	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Intuitive Surgical, Inc. 2000 Employee Stock Purchase Plan, as amended and restated.
10.2	Intuitive Surgical, Inc. 2010 Incentive Award Plan, as amended and restated.